UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2019

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154-5749
(Address of Principal Executive Offices)		(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On August 19, 2019, the Board of Directors of Ingredion Incorporated (the “Company”) elected Stephan B. Tanda a director of the Company, effective August 19, 2019.

There are no arrangements or understandings between Mr. Tanda and any other persons pursuant to which Mr. Tanda was selected as a director.

The board has not determined to which committee Mr. Tanda will be named.

Mr. Tanda, age 54, serves as President and Chief Executive Officer of AptarGroup, Inc. (“Aptar”), a leading global supplier of a broad range of innovative dispensing, sealing and active packaging solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets, since February 1, 2017. Prior thereto, Mr. Tanda served from 2007 until 2017 as an Executive Managing Board Director at Royal DSM NV, a leading global supplier of ingredients and material solutions for the food, dietary supplement, personal care, medical device, automotive, paint, electronic and bio-material markets, where he was responsible for DSM’s Nutrition and Pharma activities, as well as DSM’s presence in the Americas and various corporate duties. Mr. Tanda was a director of Patheon NV, formerly a NYSE-listed company that provided pharmaceutical development and manufacturing services, from March 2016 until the company was sold to Thermo Fisher Scientific in August 2017. Mr. Tanda earned both a bachelor’s degree in mechanical engineering and master’s degree in plastics engineering from the University of Leoben, Austria. He also earned an MBA from the Wharton School at the University of Pennsylvania.

Mr. Tanda’s experience includes serving as Chief Executive Officer of a public company, extensive global experience leading and building successful business-to-business organizations, as well as transaction and integration experience, including operating and general management experience, including responsibility for international operations while living and working outside the U.S.

Mr. Tanda will receive compensation consistent with that provided to all non-employee directors, as described in the discussion under the heading Director Compensation on pages 25 through 26 of the Company’s Proxy Statement dated April 2, 2019. The Company will enter into a standard indemnification agreement with Mr. Tanda.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was, is or is to be a participant and in which Mr. Tanda or any member of his immediate family had, has or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: August 20, 2019	By:	/s/ Janet M. Bawcom
Janet M. Bawcom
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer